UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018 (February 21, 2018)

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

ITEM 5.02.          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

          On February 21, 2018, Mary McNabb notified the Board of Directors (the “Board”) of Fred’s, Inc. (the “Company”) of her resignation from the Board, which will become effective at the close of business on March 21, 2018.  Ms. McNabb’s resignation was not the result of any disagreement with the Company, its management or its operations, policies or practices.

(d)

On February 21, 2018, upon the recommendation of the Nominating and Governance Committee of the Board, the Board appointed Dr. Neeli Bendapudi as a director, effective at the close of business March 21, 2018. Dr. Bendapudi will serve until, and will be nominated for election at, the 2018 Annual Meeting of Shareholders of the Company.

Dr. Bendapudi, age 54, currently serves as the Provost and Executive Vice Chancellor of the University of Kansas, a position she has held since July 2016, and as a Professor of Marketing at the University of Kansas, a position she has held since 2011.  She previously served as the dean of the University of Kansas School of Business from 2011 to 2016.  Dr. Bendapudi holds a doctorate from the University of Kansas, and has taught at Texas A&M and The Ohio State University. Her research, which has focused on customer willingness and ability to maintain long-term relationships with firms and with the employers and brands that represent them, has appeared in the Journal of Marketing, Journal of Marketing Research, Journal of Retailing and Harvard Business Review, among others.

Dr. Bendapudi currently serves on the board of directors of Lancaster Colony Corporation, a publicly traded manufacturer and marketer of specialty food products for the retail and foodservice channels.  She previously served on the board of directors of Sheetz, Inc., a family-owned convenient store chain, and Freightquote.com, a private freight broker.

The Board has determined that Dr. Bendapudi does not have any relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the U.S. Securities and Exchange Commission.  Dr. Bendapudi has not been appointed to any Board committee at this time. Dr. Bendapudi will be a party to an indemnification agreement with the Company and will receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines.

Dr. Bendapudi was not appointed as a director pursuant to any arrangement or understanding with any person, and is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01.          REGULATION FD DISCLOSURE.

On February 27, 2018, the Company issued a press release regarding the director appointment and resignation described above.  The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.           FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

99.1      Press Release of Fred’s, Inc., dated February 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date:	February 27, 2018	By:	/s/ Joseph M. Anto
		Name:	Joseph M. Anto
		Title:	Executive Vice President, Chief Financial Officer and Secretary